            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor.

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
                                 GIVE THE
      FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY
                                 NUMBER OF--
----------------------------------------------------------
 1.   An individual's account    The individual

 2.   Two or more individuals    The actual owner of the
      (joint account)            account or, if combined
                                 funds, the first
                                 individual on the
                                 account(1)

 3.   Husband and wife (joint    The actual owner of the
      account)                   account or, if joint
                                 funds, the first
                                 individual on the
                                 account(1)

 4.   Custodian account of a     The minor(2)
      minor (Uniform Gift to
      Minors Act)

 5.   Adult and minor (joint     The adult, or if the
      account)                   minor is the only
                                 contributor, the minor(1)

 6.   Account in the name of     The ward, minor, or
      guardian or committee for  incompetent person(3)
      a designated ward, minor,
      or incompetent person

 7.   a. The usual revocable     The grantor-trustee(1)
         savings trust account
         (grantor is also
         trustee)

      b. So-called trust         The actual owner(4)
      account that is not a
         legal or valid trust
         under State law

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
                                 GIVE THE EMPLOYER
      FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                 NUMBER OF--
----------------------------------------------------------
 8.   Sole proprietorship        The owner(4)
      account

 9.   A valid trust, estate, or  Legal entity (Do not
      pension trust              furnish the identifying
                                 number of the personal
                                 representative or trustee
                                 unless the legal entity
                                 itself is not designated
                                 in the account title.)(5)

10.   Corporate account          The Corporation

11. Religious, charitable, or The organization educational organization account

12.   Partnership account held   The partnership
      in the name of the
      business

13.   Association, club or       The organization
      other tax-exempt
      organization

14.   A broker or registered     The broker or nominee
      nominee

15.   Account with the           The public entity
      Department of Agriculture
      in the name of a public
      entity (such as a State
      or local governmental
      school district or
      prison) that receives
      agricultural program
      payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on interest, dividends, and broker transactions payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Payments to interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals.

    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenants bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.